Exhibit	3.1

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

LAKE VICTORIA RESOURCES (T) LIMITED

DRAWN BY:
AhmedAbubakar Magoma
~Floor,suite 80S
Harhour view
Samora Avenue
P.O.BOX 80097
DAR ES SALAAM

THE COMPANIES ACT No. 12 of 2002
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
LAKE VICTORIA RESOURCES (T) LIMITED

1.	The name of this Company is LAKE VICTORIA RESOURCES (1') LIMITED
2.	The registered office ofthis Company will be situated in Tanzania Mainland.
3.
The objects for which the Company is established is the transaction of any and alI lawful business for which companies may be incorporated in Tanzania; and more particularly the Company shalI have powers:

(a)	(i)	To purchase, take on lease or in exchange, or acquire by mining set or rights, buildings, easements, rights and privileges, machinery, plant, and other effects whatsoever in the United Republic of Tanzania, which the Company may from time to time think proper to be
acquired for any of its purposes.

To work the mines and mining rights under or upon the lands and properties to be acquired by the Company, and to crush, wash, smelt, reduce, or otherwise treat and render marketable and sell or dispose of the produce of any mines, whether belonging to the company or not of

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buildings and works in the process of prospecting, mining, smelting and refming minerals.

(iv)	To provide advisory and consultancy services on all aspects of all mineral resources development from exploration through mining processing to marketing.

(v)	To search for ores, minerals, and hydrocarbons and to apply for licenses for mining, prospecting drilling in or over any lands which may be acquired by the company and to lease any such
lands for building or for agricultural use and to sell or otherwise dispose of the lands, mines or other property of the company.

(vi)	To excavate and extract and submit to any refinement process or manufacture, to prepare for market and to generally carryon the business of prospecting, mining, smelting and refining.

(vii)	To manufacture, buy, sell and generally deal in any plant, machinery equipment tools goods or things of any description which in the opinion of the company may be conveniently dealt with by the company in connection with any of its objects.

(viii)	To undertake all or any of the businesses of selling
building/construction materials which derive from minerals and/or

(b)	To carry on any other trade or business whatever which can in the opinion of the Board ofDirectors be advantageously carried on in connection with or ancillary to any ofthe businesses ofthe Company.
(c)	To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

(d)	To apply for, register, purchase, or by other means acquire and protect, pro-
long and renew, whether in the United Republic of Tanzania or elsewhere any patents, patent rights, brevets d'invention, licenses, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and tum to account and to manufacture under or grant licenses or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(e)	To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-
operation, or for mutual assistance with any such person, firm or company, or for subsidizing or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

(I)	To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, tum to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part ofthe property and rights ofthe Company,

(g)	To invest and deal with the monies of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise

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deal with any investments made.

(h) To lend and advance money or give credit on any terms and with or without security to any person, firm 01' company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and surety ships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (Including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

(i)	To borrow and raise money in any manner and to secure the repayment ofany money bon-owed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

0)	To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(k)
To apply for, promote, and obtain any licence of authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(I)	To enter into any arrangement with any Government Authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the
Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges and concessions.

(m)	To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

(n)	To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect fmancial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(0)	To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the
Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(P)	To sell or otherwise dispose of the whole or any part of the business or property of the Company, Either together or in portions, for such consideration as the
Company may think fit, or in particular for shares, debentures, or security of any company purchasing the same,
(q)	To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts,

(r)	To remunerate any person, firm or company rendering services to the
Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(s)	To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities ofthe Company,

(t)	To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the
Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or noncontributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

(u)	To distribute among the members of the Company in kind any property of the
Company of whatever nature.

(v)	To procure the Company to be registered or recognised in any part of the world.

(w)	To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-
contractors or otherwise and either alone or in conjunction with others.

(x)	To do all such other things as may be deemed incidental or conducive to the attainment of the company's objects or any of them.

AND so that:
'.

  None of the objects set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given each such object, and none of such objects shall, except where context expressly so requires, be in any way limited or restricted reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub clause of tWs clause, or by reference to or inference from the name of Company.

(ii) None of the sub-clauses of this clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause, and the Company shall have as full a power to exercise each and everyone of the objects specified in each sub-clause of this clause as though each such sub-clause contained the objects ofa separate Company.

(iii) The word 'Company' in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Republic of Tanzania or elsewhere.

4	.	The liability of the members is limited.

5	.	The share capital of this Company is Tanzanian Shillings 10,000,000 divided into tooo shares of Tanzania Shillings 10,000 each, with the power for this
Company to reduce 01' increase the same and alter the value of the share or to convert the same into stock and to issue shares at par or at a premium with preferential, deferred, qualified or special rights as this Company may determine.

We, the several persons whose names and addresses are subscribed herein below are desirous of being formed into a company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of this Company opposite our respective names.

Name, Address and description of	Nnmberof
Subscribers	Shares taken
by each
Subscriber
Abmed Abubakar Magoma
SIh Floor, suite S05
Samora Aveuue	I
P.O. Box S0079
Dar es Salaam

Henry Sato Massaba
Plot No. B 46/412	I
KiJitonyama
P.O. Box 7566
Dar es Salaam

Dated this day of --', 2009

Witness to the above signatures:

Name:

Signature: Address:

Qualification:

THE COMPANIES ACT No. 12 OF 2002
COMPANYL~DBYSHARES
ARTICLES
OF
ASSOCIATION
OF
LAKE VICTORIA RESOURCES (T) LIMITED

Ti\BLEA
'rhe rdgulations in Table A in the First Schedule to the Companies Act shall not apply to the Company save if the same is repeated or contained in these Articles.
INTERPRETATION
2	.	In these Articles unless the context otherwise requires:
3	.	"Articles" means these Articles of Association of LAKE VICTORIA
RESOURCES (T) LIMITED;
"Board" means the board of Directors of the Company or the Directors present at a duly convened meeting of Directors at which quorum has been attained;
means the Chainnan of the Company;
means LAKE VICTORIA RESOURCES (T) LIMITED;
means the Directors for the time being of the Company or if
there be only one Director then such one Director;
means a registered shareholder in the Company;
means the Memorandum of Association of the Company;
means calendar month;
means the objects of the Company;

means the registered office of the
Company;

means the Companies Act. No. 12 of20020r any statutory re-
enactment or modification thereof for the time being in
force, and reference to any section or provisions of the Act shall include reference to any statutory re-enactment or
modification of snch section or provision for the time being in means 2 Directors as the minimum number of Directors who
must be present at a meeting in order business to be

means the Common Seal of the
Company;

means from Ist January to 31 st
December inclusive; and

includes printing and lithography and
any other mode or modes of representing
or producing words in a visible form.

3.	Subject as aforesaid, any words or expression defmed in the Act shall, except where the subject or context forbids, bear the same meaning in these Articles.
PRIVATE COMPANY
4.	The Company is a Private Company, and accordingly:

(a)	no invitation shall be issued to the public to subscribe for any shares	or
debentures of the Company; .

(b)	the number of the Members, not including persons who are in the employment of the Company is limited to fifty (50) Members:
	Provided that, for the purpose ofthis provision, where two or more	persons
hold one or more shares in the Company jointly, they shall be treated as a single
Member;

(c)	the right to transfer the shares of the Company is restricted in the hereinafter provided; and

(d)	no Share Warrant shall be issued.

5	.	The Office shall be at such place in Tanzania as the Board shall from time to time appoint.

SHARE CAPITAL

6	.	The share capital of the Company at the date of adoption of these Articles is Tanzania
Shillings Ten Million divided into One Thousand ordinary shares of Ten Thousand
Tanzanian Shillings

7	.	Without prejudice to any special rights previously conferred on the holders of any shares or class of shares, any share in the Company (whether fonning part of the original capital or not) may be issued with any such preferred, deferred or other special rights or subject in regard to dividend returns of capital, voting or otherwise as the Company may from time to time, by resolution, detennine or in the case of any shares in respect of which there has been no such determination as the Board may direct.

8	.	Subject to the provisions of section 59 of the Act any preference shares may be issued on terms that they are, or at the option of the Company are to be liable, to he redeemed on such terms and in such manner as the Company may, by special

9	.	The Company may, from time to time by special resolution, increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

MODIFICATION OF CLASS OF SHARES

10	.	All or any of the special rights and privileges attached to any class of shares issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent, in writing, of the holders of no less than three -
fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of such shares. To any such separate general meeting all the provisions of these Articles as to the general meeting of the Company shallmulatis mulalldls apply.

11	.	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided by the conditions of issue of such shares, be deemed to be altered by the creation or issue of further shares and shall rank passu therewith.

SHARES

12	.	Subject to the provisions of these Articles, un issued shares of the Company shall be at the disposal of the Board, which may allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine, but so that no shares shall be issued at a discount except in accordance with section 60 of the Act.

13	.	If the shares and equity securities of any issue shall not be capable, without division into fractions, of being offered to or being divided among tbe Members in the proportions above mentioned the same shall be offered to or divided among the
Members as nearly as may be in such proportions and any balance shall be offered to or divided among the Members in such manner as may be reasonably determined by the Board.

14	.	If all of the shares or equity securities, as the case may be, of any issue are not fully subscribed for within a period of thirty (30) days after the same are offered to the
Members, the Company shall, during the following period of thirty (30) days, offer all or any of the shares or equity securities not taken up by the Members to those
Members who have accepted their offers in proportion to their shareholdings, and if not subscribed by these Members within a period of thirty (30) days after being offered the Company may offer the same to any person or persons as the Board thinks fit, provided that (a) the price at which such shares or equity securities may be allotted and issued shall be not less than the subscription price initially offered to the Members, and (b) the terms of payment and otherwise for such shares or equity securities shall not be more favorable than the tenns initially offered to the
Members.

SHARE CERTIFICATES

15	.	Every person whose name is entered as a Member in the Register shall be entitled, without payment, to receive within two months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares of anyone class, or several certificates each for one or more of his shares of such class upon payment of such sum for every certificate after the first as the Board shall from time to time determine. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. If a Member shall sell or transfer part of the shares comprised in his holding he shall be entitled to a certificate for the balance without charge.

16	.	If a share certificate be defaced, lost or destroyed it may be replaced on payment of such fee (if any) as may be detennined by the Board and on such tenus (if any) as to evidence and indemnity and payment of the out-of-pocket expenses of the Company of investigating such evidence as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

LIEN

17	.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share, [and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid shares) standing registered in the name of a single Member for all the debts and liabilities of such
Member or his estate to the Company, and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Member, and Whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person whether a Member or not. The Company's lien on a share shall extend to all dividends payable thereon. But the Board may at any time declare any share to be wholly or in part exempt from the provisions of this article. Unless otherwise agreed, the registration of a transfer of shares shall not operate as a waiver of the
Company's lien, if any, on such shares.

The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration offourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default shall have been given to the holder for the time being of the share or to the person entitled by reason of his death or bankruptcy, to the share.

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19	.	The net proceeds of sale shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the
Board may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder ofthe shares and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

CALLS ON SHARES

20	.	The Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal amount of the shares or be payable earlier than one month from the date fixed for payment of the last previous call, and each Member shall (subject to the Company giving to him at least fourteen days' notice specirying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

21	.	A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

22	.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23	.	If a sum called in respect of a share be not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 10 per cent per annum, as the Board may determine, but the
Board shall be at liberty to waive payment of such interest wholly or in part,

24	.	Any sum which, by the terms of issue of a share, becomes payable on allotment or at any fixed date, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue or a call duly made and notified.

25	.	The Board may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

26	.	The Board may, if it thinks fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate, as may be agreed upon between the Board and the Member paying such sum in advance. The
Directors may at any time on giving not less than three months' notice in writing to such Member repay to him the amount by which any such advance exceeds the amount actually called up on the shares.

TRANSFER OF SHARES

27	.	No shareholder shall sell, assign or otherwise transfer any shares without the prior written consent ofthe other shareholders except as provided in this Article.

28	.	If any Member wishes to transfer (including, but not limited to, any sale, gift or transfer due to legal proceedings by any Member) any of his shares in the Company, he shall first offer all of such shares he is seeking to transfer to the other Members.

29	.	The Offer shall:

(a)	be in writing and shall be delivered by the Offeror to the Offeree at its address registered with the Company with a copy to the Chairman
of the	Company;

(b)	be irrevocable and open for acceptance by the Offeree for a period of 30 days following the date of receipt ofthe Offer by the Offeree;

(c)	if an offer for the Offer Shares has been made by a bona fide third party to the
Offeror, be accompanied by :

(i) (in the event that such offer is oral) a written memorandum setting out the cash price and any other terms and conditions that have been offered to the Offeror; or

(ii) (in the event such offer is in writing) a true and complete copy of any such offer; and which in either case must contain the name of the bona fide third party and in the case where the bona fide third party is acting in the capacity of agent, the name of his ultimate principal;

(d)	in all other cases apart from those referred to in Article 34(c), stipulate a cash price at which the Offeror is prepared to sell the shares. which shall be payable free of set-off or other deduction against delivery of the certificates in respect of the Offer Shares in negotiable form to the Offeree or its nominee;
and

(e)	not be subject to any other term or condition except that whole (and not a part only) of the Offer must be accepted.

30	.	In the event that the Offer is accepted by more than one of the Offerees, the right of first refusal mentioned above shall be deemed to be proportionate to each Offeree's existing shareholding in the Company. For the avoidance of doubt, in the event any

20

Offeree does not accept the Offer each Offeree which has accepted the Offer shall be entitled, within 20 days after being notified by the Offeree that any Offeree has not accepted the Offer, to accept the whole (and not any part) of the Offer in respect of the Offer Shares not accepted by any Offeree at the same price and on the same terms as stated in the original Offer.

31	.	If the whole of the Offer (and not part only) is not accepted by the	Offeree within
the period referred to in Article 34(b) (as extended, if necessary, pursuant to Article
35), then the Offeror shall be entitled, within 30 days after such non-acceptance, to sell and transfer all (but not a part only) of the Offer Shares to a bona fide purchaser
(and, where Article 34(c) is applicable to the bona fide third party referred to therein)
("the Third Party") at a price not lower and on terms and conditions not more favorable to that Third Party than those at which the Offeree was entitled to purchase the Offer Shares in terms of the Offer. Should the Offeror not sell all the Offer
Shares within such 30 day period, then Articles 34-35 inclusive shall apply de novo.

32	.	No transfer shall be registered unless a proper instrument of transfer shall have been delivered to the Company. The instrument of transfer of a share shall be executed by both the transferor and the transferee, and the transferor shall be deemed to remain
		the holder of the share until the	name of the transferee is entered in the
Register in respect thereof. All instruments of transfer, when registered, shall be retained by the Company.

33	.	The Board may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of shares (other than fully paid shares) to a person of whom it shall not approve. The Board Illay also decline to register any transfer of shares on which the Company has a lien.

34	.	The Board may decline to recognize any instrument of transfer if:

(a)	such fee to be determined by the Board		is not paid to the Company in respect
thereof;

	2	t

(b)		the instrul11ent of transfer is not lodged with the Company at the registered office of the Company or is not accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; and

(c)		the instrument of transfer is in respect of more than one class of shares.

35	.	If the Board refuses to register a transfer it shall, within two months after the date on which the transfer was lodged, send to the transferee notice of the refusal and the inslnllnent of transfer which the Board has refused to register shall be returned to the transferee.

36	.	The Company shall be entitled to charge a fee to be determined by the Board on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument relating to or affecting the title to any share.

TRANSMISSION OF SHARES

37	.	In case of the death of a Member the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his shares; but nothing hercin contained shall release the estate of a deceased joint holder from any liability in respect of allY share jointly held by him with other persons.

38	.	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a Member may upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided either be registered himself as holder of the share or elect to have some person nominatcd by him registered as the transferee thereof.

39	.	If the person so becoming entitled shall elect to be registered himself he shall deliver or send to the Company a notice in writing signed by him, stating that he so elects. If he shall elect to have his nominee registered he shall testify his election by executing in favour of his nominee a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration oftransfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy or liquidation of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

40	.	A person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a Member shall be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof.

FORFEITURE OF SHARES

41	.	If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest and expenses which may have accrued.

42	.	The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references herein to forfeiture shall include surrender.

43	.	When any share has been forfeited, notice of the forfeiture shall forthwith be given to the holder of the share or the person entitled to the share by reason of the death or bankruptcy or liquidation of the holder (as the case may be); but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

44	.	A forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person npon such terms and in such manner as the Board shall think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on snch terms as the Board may think fit.

45	.	A Member whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the
Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the
Board may determine, not exceeding ten per cent per annum, from the date of forfeiture until payment but the Board may waive payment of such interest either wholly or in part.

46	.	A statutory declaration in writing that the declarer is a Director or the Secretary of the Company and that a share has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the same is sold or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

INCREASE OF CAPITAL

47	.	The Company may from time to time by special resolution increase its capital by such sum to be divided into shares of such amounts, as the resolution shall prescribe.

48	.	The Company may, by the resolution increasing the capital, direct that the new shares or any of them shall be offered either at par or at a premium or at a discount or may make any other provisions as to the issue of the new shares. In default of any such direction or so far as the same shall not extend the provisions of Article 14 shall apply to such shares.

49	.	The new shares shall be, subject to all the provisions of these Articles with reference to payment of calls, lien, transfer, transmission, forfeiture, shall be issued as
Ordinary Shares.

ALTERATIONS OF CAPITAL

50	.	The Company may from time to time by ordinary resolution:

(a)		Consolidate and divide all or any of its share capital into shares of larger amount than of its existing shares;

(b)		sub-divide its shares or any of them into shares of smaller amount than is fIxed by the Memorandum (subject, nevertheless, to the provisions of section 64 (1) (d) of the Act), and so that the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may have any such preferred or other special rights over, or may have such qualifIed or deferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to un

2S

(c)		cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

(d)		vary, modify or amend any rights attached to any shares not yet issued; and

may also by special resolution:

(e)		reduce its share capital or any capital redemption reserve fund or any share premium account in any manner and with and subjectto any circumstance authorized by the
Act.

GENERAL MEETINGS

51	.	The Company shall in each year hold a general meeting as its Annual General
Meeting in addition to any other meetings in that year, and not more than fifteen months shall elapse between the date of one Annual General Meeting of the
Company and that of the next. The Annual General Meeting shall be held at such time and place as the Board shall appoint.

52	.	All General Meetings other than Annual General Meetings shall be called
Extraordinary General Meetings.

53	.	The Board may, whenever it thinks fit, convene an Extraordinary General Meeting, and Extraordinary General Meetings shall also be convened on such requisition of the member as provided by section 134 of the Act. If at any time there are not within Tanzania [Territory] sufficient Directors capable of acting to form a quorum, any two Director or any two Members may convene an Extraordinary General
Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board. In the case of an Extraordinary General Meeting called pursuant to a requisition, no business other that that stated in the requisition as the subject of such meeting shall be transacted unless such meeting shall have been called by the Board.

26

54	.	An Annual General Meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days' notice in writing at the least, and a meeting other than an Annual General Meeting or a meeting for the passing of a special resolution shall be called by fourteen days' notice in writing at the least.
The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting, and, in the case of special business, the general nature of that business. The notice convening an Annual General Meeting shall specify the meeting as such, and the notice convening a meeting to pass a special or extraordinary resolution shall specify the intention to propose the resolution as a special or extraordinary resolution as the case may be. Notice of every General
Meeting shall be given in manner hereinafter mentioned to such persons as are, in accordance with the provisions of these Articles, entitled to receive such notices from the Company, and also to the Auditors of the Company for the time being:

Provided that with the consent of all the Members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those Members may think fit.

In every notice calling a meeting there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote in his stead and that a proxy need not also be a
Member.

55	.	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

~

PROCEEDINGS AT GENERAL MEETINGS.

56	.	All business transacted at an Extraordinary General Meeting and at an Annual
General Meeting with the exception of the declaration and sanctioning of dividends, the consideration of the accounts and balance sheet and the reports of the Directors and Auditors, the election of Directors and Auditors and other officers in place of those retiring by rotation or otherwise, and the fixing of the remuneration of the
Auditors and the voting of remuneration to the Directors shall be deemed special.

57	.	No business shall be transacted at any General Meeting unless a quorum be present.
A corporation being a Member shall be deemed for the purpose of this Article to be personally present if represented by proxy or in accordance with the provisions of section 141 of the Act.

58	.	If within half an hour from the time appointed for a meeting a quorum be not present the meeting, if convened on the requisition of Members, shall be dissolved.
In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the
Board may determine, and the provisions of Article 67 shall apply. If at such adjourned meeting a quorum as above defined be not present within half an hour from the time appointed for holding the meeting the Members present in person or by proxy shall be a quorum.

59	.	The Chairman (if any) of the Board shall preside as Chainnan at every General
Meeting of the Company.

60	.	If there be no such Chairman or if at any meeting the Chairman be not present within half an hour after the time appointed for holding the meeting, the Members present shall choose any of the Directors present at the meeting to act, or if one
Director only be present he shan preside as Chairman if willing to act. If no Director be present, or if all the Directors present decline to take the chair, the Members present shall choose one of their numbers to be Chainnan.

61	.	The Chainnan may, with the consent of any meeting at which a quorum is present
(and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

62	.	At any General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll be demaoded by the Chairman, or by any Member. Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost, and an entry to that effect in the book of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such a resolution.

63	.	If any votes shall be counted which ought not to have been counted or might have been rejected the error shall not vitiate the resolution unless it be pointed out at the same meeting and not in that case unless it shall, in the opinion of the Chainnan of
"		the meeting, be of sufficient magnitude to vitiate the resolution.
64	.	If a poll be duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

65	.	In case of an equality of votes at a General Meeting, whether on a show of hands or on a poll, the Chairman of such meeting shall be entitled to a second or casting vote.

66	.	A poll demanded on the election of a Chainnan, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place and in such manner as the Chairman directs.

29

67	.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and it may be withdrawn at any time before the next business is proceeded with.

VOTES OF MEMBERS

68	.	Subject to any special terms as to voting upon which any share capital may be issued or may for the time being be held on a show of hands every Member who
(being an individual) is present in person or (being a government or corporation) is present by a representative duly authorised under section 141 of the Act shall have one vote. On a poll every Member who is present in person or by proxy shall have one vote for every share of which he is the holder.

69	.	In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

70	.	No Member shall be entitled to vote at any General Meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

71	.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

72	.	On a poll votes may be given either personally or by proxy.

73	.	The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer be a corporation, either under its common seal (in the case of a corporation) or under the hand of an officer duly authorised or attorney so authorised.

74	.	A proxy need not be a Member of the Company. Any Member may appoint more than one proxy to attend on the same occasion.

75	.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarized certified copy of such power or authority, shall be deposited at the Office or such other place in Tanzania as may be specified in the notice convening the meeting no less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, no less than twenty-
four hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

76	.	The Board may, if it thinks fit, send out with the notice of any meeting, forms of instrument of proxy for use at the meeting and such instruments of proxy shall be in the form following or in such other form as the Board may decide:

FORM OF PROXY

l!We, being (a) Members(s) of the above-named Company,

hereby appoint of or failing him

of

as my/our proxy to vote for me/us and on my/our behalfat the annual [or extraordinary, as the case //lay be] General Meeting of the Company to be held on the day of , 200 and at any adjournment thereof.

Dated this day of ,200

Signature:

Address:

in favour of
I desire to vote * _ the Resolution(s) [where //lore thall olle proxy is against

appointed add, in respect of Shares].

NOTE:· Unless olhefWise directed. the proxy holder will vote as he thinks fit and In respect of the
Member's total holding.

77	.	A vote given in accordance with the tenus of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no information in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office before the commencement of the meeting adjourned meeting, or the taking of the poll, at which the instrument of proxy used.

78	.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

79	.	A resolution in relation to any of the following shall require the approval
Members representing at least 74% of the share capital of the Company:

(a) the adoption of any change to the Articles of Association of the Company, other than a change of name of the Company (which shall be decided by the Board);

(b) the consolidation or amalgamation of the Company.

DIRECTORS

80. (a) The Board of Directors of the Company shall consist of not less than two and not more than eight Directors.

The first Directors of the Company are:

1. Heidi Kalenuik
2. Ahmed Abubakar Magoma
3. Henry Sato Massaba

(b)	Unless otherwise detenuined by the Company in General Meeting, the Chairman of
the Board shall be appointed by the Board and his remuneration shall be fixed by the Board. The Chairman of the Board shall also be the Chairman of the General
Meeting of the Company.

81	.	Each Director shall have the power to 'appoint an alternate Director to act in his place during his absence and may at his discretion remove such alternate Director.
A person so appointed shall be subject in all respects to the terms and conditions existing in respect of Directors and each alternate Director, while so acting shall exercise and discharge all functions, powers and duties as a Director of his appointer in such appointer's absence. An acting Director shall ipso facio cease to be an alternate Director if his appointer ceases, for any reason, to be a Director:
Provided that if any Director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

82	.	All appointments and removals of an alternate Director shall be effected by instrument in writing delivered at the Office and signed by the appointer. A
Director exercising the power to appoint an alternate Director shall give prior notice of such appointment in writing to the Secretary of the Board.

83	.	Each of the Directors, other than the Chairman of the Board, shall be entitled to remuneration at such rate as the Company in General Meeting may from time to time determine (by ordinary majority) and the Chairman shall be entitled to remuneration at such higher rate as the Company in General Meeting may from time to time determine (by ordinary majority). Any Director holding office for less than a year shall only rank for remuneration in proportion to the period dnring which he has held office during such year. The Directors (including alternate Directors) shall be entitled to be paid their reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or
General Meetings or otherwise incnrred while engaged on the business of the
Company.

84	.		Any Director who, by request, performs special services or who otherwise performs services which, in the opinion of the Board, are outside the normal scope of the usual duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine which shall be charged as part of the Company's ordinary working expenses.

85	.		A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by him as a Director or officer of or from his interest in such other company. The Board may also exercise the voting power conferred by the shares in any other company held or owned by the Company in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the members of the Board or any of them to be directors or officers of such other company, or voting or proViding for the payment of remuneration to the directors or officers of such other company, and any Director of the Company may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be or be about to become a director or officer of such other company and as such, or in any other manner, is or may be interested in the exercise of such voting rights in the manner aforesaid.

86	.	(a)	A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Board after he becomes so interested. A general notice to the Board given by a Director to the effect that he is member of a specified company or firm and is to be regarded as interested in all transactions with such company or fron shall be a sufficient declaration of interest under this Article, and after such general notice it shall not be necessary to give any special notice relating to any subsequent transaction with such company or fmn provided that either the notice is given at a meeting of the Board or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given,

(b)		A Director shall not vote (nor be counted in the quorum) in respect of any contract or arrangement in which he is interested, and if he shall do so his vote shall not be counted but the prohibition shall not apply to any arrangement for giving to any
Director any security or indemnity in respect of money lent by him to or obligations undertaken by him for the benefit of the Company, nor to any arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company which the Director has himself guaranteed or secured, nor to any contract by a Director to subscribe for or underwrite shares or debentures of the Company, nor to any contract or arrangement with a corporation in which he is interested only by reason of being a director, officer, creditor or member of such corporation or of any shareholder of such corporation, or of a corporation which is itself a shareholder of that other corporation and it may at any time be suspended or relaxed to any extent, and either generally or in respect of any particular contract, by the Company in General Meeting,

(c)		A Director, notwithstanding his interest, may be counted in the qnorum present for the purpose of considering the appointment of himself or of any other Director to hold any such office or place of profit under the Company as aforesaid or of arranging the terms of any such appointment, and he may vote on any such appointment or arrangement other than his own appointment or the arrangement of the terms thereof,

(d)		Any Director may act by himself or his firm in a professional capacity for the
Company (otherwise than as Auditor), and he or his firm shall be entitled to remuneration for professional services as ifhe were not a Director,

87	.	A Director shall not require any share qualification,

36

88	.	Without prejudice to the last preceding Article and to the provisions for retirement by rotation or otherwise hereinafter contained, the office of a Director shall be vacated in any ofthe events following, namely if:

(a)		he resigns his office by writing under his hand; or

(b)		he be found lunatic or become of unsound mind or a receiving order is made against him or he compounds with his creditors; or

(c)		without leave, he be absent, otherwise than on the business of the Company, from meetings of the Board for six consecutive months, and the Board resolves that his office be vacated; or

(d)		he be prohibited from being a Director by reason of any order made under section
197 of the Act; or

(e)		without the consent of the remaining Directors he holds any office or place of profit under the Company other than that of Managing Director, Manager or Trustee of any deed for securing debentures of the Company; or

(I)		he be removed either by an extraordinary resolution, or an ordinary resolution of the
Company, twenty-eight days' notice of intention to move such resolution having

(g)		he be requestcd, in writing, by all the other Directors to resign.

POWERS AND DUTIES OF DIRECTORS

89	.	The business of the Company shall be managed by the Board, which may exercise all such powers of the Company as are not by the Actor by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to the provisions of these Articles and of the Act and to such regulations being not inconsistent with such provisions as may be prescribed by the Company in General

Meeting, but no regulations made by tbe Company in General Meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

90	.	The Board may from time to time and at any time by power of attorney under the
Company's Seal appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or those conferred upon the Board by this
Article) and for such period and subject to such conditions as it may think fit, and such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

91	.	The Company may exercise the powers conferred by section 42 of the Act with regard to having an Official Seal for use abroad and such powers shall be vested in the Board.

92	.	The Company may exercise the powers conferred by sections 115 to 127 of the Act with regard to the keeping of a branch Register in any part of the world and the
Board may (subject to the provisions of those sections) make and vary such regulations as it may think fit in respect of the keeping ofany such Register.

BORROWING POWERS

93	.	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party; Provided that the aggregated amount for the time being remaining outstanding of moneys borrowed or secured by any subsidiary of the Company (exclusive of moneys outstanding in respect of borrowings by the Company from any such subsidiary or by any subsidiary from another such subsidiary or from the Company) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed the aggregate of the nominal amount of the issued and paid up share capital and the amount of any share premium account for the time being of the Company, but no debt incurred or security given in respect of moneys borrowed or secured in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice at the time the debt was incurred or the security given that the limit hereby imposed had been or was thereby exceeded,

94	.	All cheques, promissory notes, drafts, bills of exchange and other negotiable and transferable instrwnents and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

MINUTES

95	.	The Board shall cause minutes to be made in books provided for the purpose of:

(a)	all appointments of officers made by the Board;
(b)	the names of the Directors present at each Board or Committee meeting;
(c)	all resolutions and proceedings at all meetings ofthe Company and of the Board and ofthe Committees,

The minutes referred to in this Article shall be approved by the Board and shall be signed by the Chairman of the Board and the Secretary at the next Board meeting.
The minutes shall be in English and shall be kept and filed by the Secretary.

39

96	.	MANAGING DIRECTOR

The Board may from time to time appoint one or more of its board to the office of
Managing Director and three Assistant Managing Directors for such period and upon such terms as it thinks fit and, subject to the provisions of any agreement entered into in any particular case, may revoke such appoinbnent. A Director so appointed shall not, while holding such office, be subject to retirement by rotation or taken into account in determining the rotation or retirement of Directors, but his appointment shall (without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company) ipso facto determine ifhe ceases from any cause to be a Director.

97	.	A Managing Director and Assistant Managing Director shall receive such remuneration (whether by way of salary, commission or participation in profits, or otherwise) as the Board may determine, and either in addition to or in lieu of his

98	.	The Board may entrust to and confer upon a Managing Director or Assistant
Managing Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time (subject to the terms of any agreement entered into in any particular case) revoke, withdraw, alter or vary all or any of such powers.

SECRETARY

99	.	The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any Secretary so appointed may be removed by the Board.

100	.	A provision of the Actor of these Articles requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

40

PENSIONS AND ALLOWANCES

101	.	The Board may grant retiring pensions or annuities or other allowances, including allowances on death, to any person or to the widow or dependants of any person in respect of services rendered by him to the Company as Managing Director,
Assistant Managing Director, or in any other executive office or employment under the Company or indirectly as an executive officer or employee of any subsidiary company of the Company or of its holding company (if any), notwithstanding that he may be or may have been a Director of the Company and may make payments towards insurances or trusts for such purposes in respect of any such person and may include rights in respect of such pensions, annuities and allowances in the terms ofengagement of any such person.

THE SEAL

102	.	The Board shall provide for the safe custody of the Seal, which shall not be affixed to any instrument except in the presence of at least two Directors or at least one
Director and the Secretary and such Directors or Director and Secretary shall sign every instrument to which the Seal is so affixed in their presence. All forms of certificate for shares, stock or debentures or representing any other form of security
(other than letters of allotment, scrip certificates and other like documents) shall be issued under the Seal and bear the autographic signatures of one or more Directors and the Secretary: Provided that the Directors may resolve that some method of mechanical signature which is controlled by the Auditors, Transfer Auditors or
Bankers of the Company be adopted, in which case any such certificate may bear the mechanical ins-d of the autographic signature of a Director.

AUTHENTICATION OF DOCUMENTS

103	.	Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the Company (except the
Memorandum and Articles of Association which must be authenticated by the
Registrar of Companies) and any resolutions passed by the Board, and any books,

4\

records, documents and accounts relating to the business of the Company and to certify copies thereof or extracts there from as true copies or extracts and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid.

104	.	The Company in General Meeting may from time to time increase or reduce the number of Directors.

105	.	Without prejudice to the power of the Company in General Meeting in pursuance of any of the provisions of these Articles to appoint any person to be a Director, the
Board shall have power at any time and from time to time to appoint any person to be a Director, eWIer to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following Annual General Meeting and shall then be eligible for re-election.

106	.	The Company may by special resolution, or hy ordinary resolution of which twenty-
eight days' notice has been given in accordance with Article 53 remove any Director before the expiration of his period of office (but so that such removal shall be without prejudice to any claim such Director may have for breach of any contract of service between him and the Company) and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the time as if he had become a Director on the day on which. the Director in whose place he is appointed was last elected a Director.

PROCEEDINGS OF BOARD

107	.	Save as provided for in these Articles or the Act, the Board may meet together for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit.
Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. The

42

i

chainnan and Secretary on the requisition of a Director shall at any time summon a
Board meeting.

108	Ordinary Board meetings shall he held at least two times a year. Extraordinary
Board Meetings can be called at any time by the Chairman or any three Directors.

109	lfthe quorum of3 Directors is not attained at the meeting, a second meeting shall be held within four business days from the date of the first meeting. Upon the reconvening of the meeting, the Directors present shall constitute the required quorum provided that the agenda at the reconvened meeting shall be the sarne as the agenda for the first meeting.

110	The continuing Directors may act notwithstanding any vacancy but if and so long as their number be reduced below the minimum number fh<ed by or in accordance with these Articles the continuing Directors may act for the purpose of filling up vacancies in their body or of summoning general meetings of the Company but not for any other purpose, and may act for either of the purposes aforesaid whether or not their number be reduced below the number fixed by or in accordance with these
Articles as the quorum.

111	If at any meeting the Chairman be not present within half an hour after the time appointed for holding the same the Directors present may choose one of their number to be Chainnan of the meeting.

112	(a)	A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the
Board.

	(b)	Provided that the requisite notices are served upon the Directors and subject to tbe consent of a majority of such Directors, the Directors may conduct their meeting on telephone or through video and all meetings so conducted shall be deemed to have the same status as meetings at which the Directors have physically convened.

(c)	The secretary shall give each Director a written notice (by registered mail (or airmail if the Director resides outside Tanzania and fax) of any Board meeting. The notice shall provide the agenda, the time and place of the meeting. The notice shall also contain an agenda, background information and all necessary support documentation in relation to all major proposals to be made at the meeting.

(d)	The period betwecn the issue of the notice and the date of the meeting shall be at least 20 days for ordinary meetings and at least 15 days for extraordinary meetings. Every Director shall receive support documentation and background information at least five business days prior to a meeting.

(e)	The notice requirements set out above may be waived by a unanimous resolution ofthe Directors.

113	No resolution shall be passed by the Board in respect of the following matters if
Directors representing members holding 25% of the issued shares in the Company vote against the resolution:

(a) any borrowing which exceeds half of the net asset value of the
Company as per the most recent audited financial statements of the
Company and the creation of any lien or mortgage on the assets of the
Company relating to such borrowing;

(c) the issue of any authorised ordinary shares or the creation of any new ordinary shares with the same rights and conditions as the existing ordinary shares, alteration of the rights attaching to any class of shares, consolidation, subdivision or conversion or alteration of any of the Company's share capital, the issue of any security convertible into shares or debentures, or share warrants or options in respect of shares or additional shares by the
Company;

44

(d)	the entering by the Company into any contract or transaction with	an
affiliate (other than on arms' length terms) relating to capital expenditure investments which exceed US$ 200,000;

(e)	the issue of any guarantee or indemnity or provision of any credit other than in the ordinary course of business.

(t)	doing or permitting to be done any act or thing resulting in the direct voluntary winding up of the Company;

(g)	any abandonment or other significant change of the Company's main activities which in either case constitute a material part of the Company's business except where such abandonment or change is intended to advance the development or expansion of the Business.

114	.	The Board may delegate any of its powers (other than the power conferred by this
Article) to a committee or committees, whether consisting of a member or members of its body or not, as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board.

115	.	The meeting and proceedings of any committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

116	.	A resolution in writing signed by the majority of Directors entitled to receive notice of a meeting of the Board or passed by the majority of members of a committee or by teleconferencing by phone by a number thereof constituting a quorum, shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Any such written resolution may be contained in one document or in several documents in like form each signed by one or more of such Directors or members of the committee concerned.

4S

117	.	Every act done by any Board or committee or by any person acting as a Director or member of such committee, notwithstanding it be afterwards discovered that there was some defect in the appointment of such Board or committee or of any person acting as aforesaid or that they or any of them were disqualified or had vacated office, shall be as valid as if every such Board or committee or person had been duly appointed and was qualified and had continued in office down to the time of performance of such act.

DIVIDENDS

118		The Company in General Meeting may from time to time declare dividends to be paid to the Members according to their rights and interests in the profits, but no dividend shall be declared in excess of the amount recommended by the Board.

119	.	All dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share be issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

120	.	The Board may from time to time pay to the Members such interim dividends as appears to the Board to be justified by the position ofthe Company; the Board may also pay the fixed dividend payable on any preference shares of the Company half-
yearly or otherwise on fixed dates, whenever such position, in the opinion of the
Board, justifies that course.

121	.	The Board may deduct from any dividend or bonus payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls.

46

122	.	No dividend shall bear interest against the Company.

123	.	Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque addressed to the holder at his registered address or, in the case of joint holders, addressed at his registered address to the holder whose name stands first on the Register in respect of the shares or by telegraphic transfer. Every such cheque or telegraphic transfer shall, unless the holder otherwise directs, be made payable to the order of the registered holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk. Anyone of two or more joint holders may give effectual receipts for any dividends or other moneys payable in respect of the shares held by such joint holders.

124	.	Any general meeting declaring a dividend may, upon the recommendation of the
Board, direct payment or satisfaction of such dividend Wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regards to such distribution the Board may settle it as it thinks expedient, and in particular may fix the value for distribution of any such specific assets and may detennine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution.

RESERVES

125	.	The Board may before recommending any dividend set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending snch application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or its holding company, if any) as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits that it may think prudent not to divide.

47

126	.	The Board shall transfer to share premium account sums equal to the amount or value of any premiums at which shares of the Company may be issued, and the provisions of these Articles relating to reserves shall be applicable to the sums for the time being standing to the credit ofshare premium account.

CAPlTALISATION OF PROFITS

127	.	The Company in General Meeting may upon the recommendation of the Board, at any time and from time to time, pass a resolution to the effect that it is desirable to capitalise any part of the amounts for the time being standing to the credit of any of the Company's reserves or to the credit of the profit and loss account or otherwise available for distribution and not required for the payment of the fixed dividends on
		any preference shares of the Company and accordingly	that such sum be set free
for distribution among the Members or any class of Members who would be entitled to such profits if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members or partly in one way and partly in the other, and the
Board shall give effect to such resolution. Provided that a share premium account and a capital redemption reserve may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to Members of the
Company as fully paid bonus shares.

128	.	Where any difficulty arises in regard to any distribution under the last preceding
Article the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract requisite or convenient for giving effect thereto and such appointment shall be effective and binding upon the Members.

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ACCOUNTS

129. The Board shall cause true accounts to be kept of:

(a)	the sums of money received and expended by the Company and the mailers in respect of which such receipt and expenditure take place; and
(b)	all sales and purchases of goods by the Company; and
(c)	the assets and liabilities of the Company.
130.	The books of account shall be kept at the Office or at such other place or places as the Board may think fit and shall always be open to the inspection of the Directors.
Members (other than a Director) shall have any right of inspecting any account or book or document of the Company.
131.
The Board shall from time to time, in accordance with section 151 of the Act, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, and reports as are referred to in that section.

132.
A copy of every balance sheet and profit and loss account (including every document required by law to be annexed thereto) which is to be laid before the Company in General Meeting and of the Directors' and Auditors' reports shall, not less than twenty-one days before the date of the meeting, be sent to every Member and to every holder of debentures of the Company and copies of each of these documents shall at the same time be forwarded to all persons entitled to receive notices of General Meetings of the Company: Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures,

49

AUDIT

135	.	Auditors shall be appointed and their duties regulated in accordance with sections
170 to 179 of the Act.

NOTICES

136	.	Any notice or other document may be served by the Company on any Member either personally or by sending it through the post in a prepaid letter or by telex or telecopier addressed to such Member at his registered address as appearing the
Company's Register or in any Branch Register. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register or Branch Register, and notice so given shall be sufficient notice to all the joint holders.

137	.	Any Member who is not registered in a Branch Register and who is described in the
Company's Register by an address not within Tanzania who shall, from time to time, give to the Company an address within Tanzania at which notices may be served upon him and shall be entitled to have notices served upon him at such address, but save as aforesaid no Member other than a Member described in the
Register by an address within Tanzania or registered in a Branch Register shall be entitled to receive any notice from the Company: Provided that any notice which is sent by post to a Member registered in a Branch Register shall not be deemed to have been duly served in pursuance of this Article unless it shall have been posted in the country in which such Branch Register is established.

138	.	Any notice or other document, if served by post, telex or telecopier shall be deemed to have been served at the time when the same was put into the post office, or transmitted by telex or telecopier and in proving such service shall be sufficient to prove that the notice or document was properly addressed, stamped and put into the post office or if by telex or telecopier was actually transmitted.

139	.	Any notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be dcemed to have been duly served in respect of any share registered in the namc of such Member as sole or joint holder unless his name shall at the time of the service of the notice or document, have been removed from the Company's Register or Branch Register as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming tbrough or under him) in the share.

140	.	Save as hereinbefore provided, notice ofevery General Meeting shall be given to every Member of tbe Company and to every Director.

WINDlNG-UP

141	.	With the sanction of an extraordinary resolution of Members, any part of the assets of the Company, including any shares in or securities of other companies, may be divided among the Members of the Company in specie or may be vested in trustees for the benefit of such Members, and in liquidation of the Company may be closed and the Company dissolved, but, so that no Member shall be compelled to accept any shares whereon there is any liability.

INDEMNITY

142	.	Subject to the requirements of section 214 of the Act every Director, Managing
Director, Manager, Officer of the Company shall be indemnified out of the funds of the Company against all losses or liabilities incurred by him as such Director,
Managing Director, Manager, Officer or [Auditor] in or ahout the execution of his duties and no Director or other officer shall be liable for any loss which may be incnrred by the Company in execntion or in which he is acquitted or in connection

143.	with any application under section 481 of the Act which relief is granted to him by the court.

Name, Address and description of	Number of
Subscribers	Sbares taken
byeacb
Subscriber
Abmed Abubakar Magoma
8th Floor, suite 805
Samora Avenue
P.O. Box 80079
Dar es Salaam

Henry Sato Massaba
Plot No. B 46/ 412
Kijitonyama
P.O. Box 7566
Dar es Salaam

Dated this day of --', 2009

Witness to the above signatures:

Name: Signature: Address:

Qualification: